EXHIBIT 10.6
                                                                    ------------

                              ASSIGNMENT OF LEASES
                              --------------------

         THIS ASSIGNMENT OF LEASES (hereinafter the "Assignment") is made as of October 30, 2000, by and between PRESSTEK, INC., a Delaware corporation having its principal office at 8 Commercial Street, Hudson, New Hampshire 03051 (the "Borrower") in favor of CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank chartered under the laws of the State of New Hampshire, with an office at 875 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

                               W I T N E S S E T H

         WHEREAS, Bank has extended to Borrower a mortgage term loan in the principal amount of up to Four Million Dollars ($4,000,000.00) (the "Loan") as evidenced by Borrower's promissory note of even date in said principal amount (including any extensions, modifications, renewals and replacements, the "Note"), pursuant to the Loan Agreement dated December 18, 1996, as amended by Amendment to Loan Agreement and Related Loan Documents of even date (including any further amendments or restatements, the "Loan Agreement") between the Borrower and the Bank;

         WHEREAS, the Loan is secured inter alia by a certain mortgage and security agreement (the "Mortgage") of even date herewith, executed by Borrower in favor of Bank encumbering Borrower's interest in that certain parcel or tract of land and the buildings and all of the other improvements thereon, located at 55 Executive Drive, Hudson, County of Hillsborough, State of New Hampshire, and more particularly described in Schedule A attached hereto (the "Real Property"), (collectively, the Note, the Mortgage, the Loan Agreement and any other documents evidencing or securing payment of the Loan are referred to herein as the "Instruments"); and,

         WHEREAS, Bank has required an assignment of all leases of the Real Property as security for payment of the principal amount of the Loan, accrued and unpaid interest thereon, and any applicable prepayment fees, late charges, and attorneys fees respecting the Loan (collectively, the "Liabilities").

         NOW THEREFORE, Bank and Borrower, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1.       Assignment.
                  ----------

                  1.1 Assignment of Leases. Borrower hereby, in order to partially secure the payment and performance of the Liabilities, presently and irrevocably assigns and transfers to Bank and grants a security interest in all of Borrower's right, title and interest, as landlord, in and to all leases of space, license agreements, concession agreements and other occupancy agreements of any nature, now or hereafter encumbering or affecting all or any part of the Real Property (hereafter the "Lease" or collectively, the "Leases"), together with all extensions, renewals, modifications and replacements thereof, and together with any and all guaranties of the obligations of the lessees, licensees, concessionaires and occupants thereunder (collectively, the "Lessees").

                  1.2 Assignment Absolute. This Assignment shall be a present, absolute and unconditional assignment, and shall, immediately upon execution, give Bank the right to collect all rents, royalties, issues, profits, license fees, concession fees, deposits and other income of every kind and nature due by virtue of the Leases (collectively, the "Rent").

                  1.3 Assignment of Security Deposits. If any of the Leases provide for a security deposit paid by any Lessee to Borrower, Borrower hereby grants a security interest in and assigns its right, title and interest in and to such security deposit to Bank. Borrower, however, shall have the right to retain such security deposits so long as there has been no Event of Default (hereinafter defined in Paragraph 4.1 hereunder), provided Bank shall not be obligated to any Lessee for any such security deposit until Bank obtains possession or control of such security deposit after an Event of Default.

         2.       License to Collect.
                  ------------------

         Bank grants to Borrower a revocable license to collect the Rent as it respectively becomes due and to enforce the Leases, so long as there is no Event of Default by Borrower hereunder. Borrower hereby irrevocably authorizes and directs each of the Lessees under the Leases, upon receipt of a written notice from Bank so demanding, to pay all Rent due or which becomes due under its Lease to Bank.

         3.       Warranties and Covenants.
                  ------------------------

                  3.1 Warranties of Borrower. Borrower hereby warrants and represents that as of the effective date of each lease :

                           (a) Borrower shall be the sole holder of the
landlord's or owner's interest under the Lease and shall have the right to sell, assign, transfer and set over the Lease and the Rent to Bank;

                           (b) Borrower shall have made no assignment of the
Lease other than this Assignment; and

                           (c) The Lease shall provide for Rent to be paid
monthly in advance; and no Rent shall be collected more than one (1) month in advance, except as agreed by Bank.

                  3.2 Covenants of Borrower. Borrower hereby covenants and agrees that Borrower shall:

                           (a) Fulfill, perform and observe all of the
obligations of landlord under the Leases;

                           (b) Give prompt written notice to Bank of any default
or claim of default by Borrower or by Lessee under any of the Leases involving rented or rentable square footage of 5,000 square feet or more, along with a complete copy of any written notice of such default or claim of default;

                           (c) Enforce, short of termination, the performance of
all material provisions of the Leases by Lessees;

                           (d) Not alter, modify or amend in any material
respect, or terminate or cancel, any of the Leases, nor accept a surrender of any of the Leases other than at the scheduled expiration thereof, nor waive any term or condition of any of the leases, without the prior written consent of Bank;

                           (e) Not collect or accept Rent more than one (1)
month in advance of the time any such Rent becomes due;

                           (f) Not execute any Leases, nor consent to the
assignment of Lessee's interest under any of the Leases, nor consent to the subletting thereunder without the prior written consent of Bank, except within parameters agreed upon in writing with the Bank;

                           (g) Not execute any assignment of the landlord's
interest under any of the Leases or of the Rent or any interest therein, or suffer or permit such to occur by operation of law;

                           (h) Not permit any of the Leases to become
subordinate to any lien other than the lien of the Mortgage; and,

                           (i) Not take any action which will cause or permit
the estate of any Lessees under the Leases to merge with Borrower's interest in the Real Property.

         4.       Defaults; Bank's Remedies.
                  -------------------------

                  4.1 Events of Default. Any of the following shall constitute an Event of Default hereunder:

                           (a) The occurrence of an Event of Default under the
Note, the Mortgage or any other of the Instruments;

                           (b) Any breach by Borrower of any covenant, agreement
or condition of this Assignment which is not cured in accordance with the provisions for cure provided under Section 4(b) of the Mortgage ; or,

                           (c) Any material representation or warranty by
Borrower contained in this Assignment which proves to be untrue or misleading in any material respect.

                  4.2 Remedies. Upon an Event of Default, Bank may at any time thereafter, at its option and without notice or demand of any kind, and without regard to the adequacy of security for payment of the Liabilities, exercise any or all of the following remedies:

                           (a) Declare all of the Liabilities immediately due
and payable;

                           (b) Take physical possession of the Real Property and
of all books, records, documents and accounts relating to the Real Property and Borrower's business thereon, and manage and operate the Real Property and Borrower's business thereon without interference from Borrower, at Borrower's expense, including, without limitation, the right to rent and lease the Real Property and to hire a manager for the Real Property;

                           (c) With or without taking possession of the Real
Property, to collect the Rent and any other sums owing under any of the Leases, either by itself or through a receiver, the license to collect Rent given to Borrower by Bank pursuant to Article 2 hereof being deemed automatically revoked upon an Event of Default;

                           (d) In Borrower's or Bank's name, to institute any
legal or equitable action which Bank, in its sole discretion, deems desirable to collect any or all of the Rent;

                           (e) Perform any or all obligations of Borrower under
any of the Leases or this Assignment and to take such actions as Bank deems appropriate to protect its security, including, without limitation: (i) appearing in any action or proceeding affecting any of the Leases or the Real Property; (ii) executing new leases and modifying, terminating or canceling existing Leases; (iii) collecting, modifying and compromising any Rent payable under the Leases; and, (iv) enforcing any of the Leases, including, if necessary, evicting tenants;

                           (f) Any other remedies available to Bank under
applicable law.

         The foregoing remedies are in addition to any remedies afforded Bank under any other of the Instruments, or in law or equity, by statute or otherwise, all of which rights and remedies are reserved by Bank. All of the remedies of Bank shall be cumulative and may be exercised at Bank's option concurrently or successively and the exercise or beginning of exercise by Bank of any such remedies shall not preclude the simultaneous or subsequent exercise of the same remedy or any other remedy available to Bank. No failure or delay on the part of Bank to exercise any remedy shall operate as a waiver thereof.

                  4.3 Application of Proceeds. Any amounts collected by Bank hereunder shall be applied by Bank, to pay, in such order as Bank shall elect, the Liabilities, including all principal; accrued, unpaid interest; prepayment fees; late charges; advances; and all costs and expenses, including reasonable attorneys' fees, incurred by Bank in operating, protecting, preserving and realizing on Bank's interest in the Real Property, including any fees incurred in the representation of Bank in any proceeding under Title 11, United States Code; and any other amount due under the Note, the Mortgage or any other of the Instruments. Unless otherwise determined by the Bank in its sole discretion, the proceeds of collection shall first be applied to the accrued interest, principal balance and late charges on the Loan, and the balance to other obligations owed by the Borrower to the Bank.

         5.       No Liability; Indemnification.
                  -----------------------------

                  5.1 No Liability. Nothing in this Assignment shall be construed to impose upon Bank any obligation or responsibility of Borrower, to any Lessee under any of the Leases or to any other third party, for the control, care, management or repair of the Real Property, the performance of any of the landlord's obligations under the Leases, or for any dangerous or defective condition on the Real Property.

                  5.2 Indemnification. Borrower shall indemnify and hold Bank harmless from and against all obligations, liabilities, losses, costs, expenses, civil fines, penalties or damages (including reasonable attorneys fees) which Bank may incur, prior to such time as Bank takes physical possession of and manages and operates the Real Property, after the occurrence of an Event of Default by reason of this Assignment or in connection with any of the Leases or with regard to the Real Property, except to the extent incurred by reason of the Bank's willful misconduct or gross negligence. Borrower shall defend Bank against any such claim or litigation involving Bank for the same. Should Bank incur such obligation, liability, loss, cost, expense, civil fine, penalty or damage, Borrower shall reimburse Bank upon demand. Any amount owed Bank under this provision shall bear interest at the "Default Rate" defined and described in the Note.

                  5.3 It is understood and agreed that neither the assignment of the Rent to Bank nor the exercise by Bank of any of its rights or remedies under this Assignment shall be deemed to make Bank a "Mortgagee-in-Possession" or otherwise responsible or liable in any manner with respect to the Real Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Bank, in person or agent, assumes actual possession thereof, nor shall appointment of a receiver by any court at the request of Bank or by agreement with Borrower or the entering into possession of the Real Property or any part thereof by such receiver be deemed to make Bank a "Mortgagee-in-Possession" or otherwise responsible or liable in any manner with respect to the Real Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

         6.       Miscellaneous.
                  -------------

                  6.1 The Liabilities which this Assignment secures may also be secured by other security documents, mortgages, guarantees and agreements, and Bank shall have the absolute right, in its sole discretion, to determine which rights or security interests it shall at any time pursue or take any action with respect thereto without in any way modifying or affecting any rights hereunder or thereunder.

                  6.2 This Assignment may only be modified, in whole or in part, by consent of all parties in a written instrument executed with all of the formalities hereof.

                  6.3 The rights and benefits of Bank hereunder shall inure to the benefit of its successors and assigns including, without limitation, any party granted a participation interest herein, and shall be binding upon the heirs, successors and assigns of Borrower.

                  6.4 The provisions of this Assignment shall be construed, administered and enforced according to the internal laws of the State of New Hampshire, except to the extent the laws of the State in which the Real Property is located necessarily govern the enforcement of this

Agreement. Borrower agrees that any action hereunder or related hereto may be maintained in a federal or state court of competent jurisdiction located within that State, and consents to the jurisdiction of any such court for all purposes connected herewith.

                  6.5 This Assignment may be executed in several counterparts and all so executed shall constitute one agreement, binding on the parties hereto, even though all the parties are not signatory to the original or to the same counterpart.

                  6.6 Borrower agrees that the amount by which the value of this Assignment, together with any other collateral securing the Liabilities, may exceed, from time to time, the outstanding obligation of Borrower to Bank ("equity cushion") shall not, under any circumstances, be deemed to be adequate protection for Bank in the event of any insolvency proceedings under 11 U.S.C. 101 et seq. Borrower acknowledges that the equity cushion that may exist is solely for the benefit of Bank to ensure the repayment in full of the Liabilities and represents a benefit bargained for and acquired by Bank in exchange for full and adequate consideration.

                  6.7 In the event Bank is at any time required to turn over, disgorge or repay (whether to Borrower, to a Trustee in Bankruptcy or to third parties) any payment previously received by Bank with respect to the Liabilities (whether received from the undersigned or from third parties), then the amount of the Liabilities secured hereunder shall be increased by the amount so turned over or disgorged by Bank, plus reasonable expenses incurred by Bank in the process, to the same extent as if the amount in question, and expenses, had been advanced by Bank at the inception of the Liabilities against which the disgorged payments were originally applied, and had remained unpaid since that date. If the Liabilities had previously been paid in full, this Assignment shall (notwithstanding any other term hereof) not have been released or discharged, but shall be deemed revived and in full effect with respect to such payments.

                  6.8 The rights of Bank hereunder shall be irrevocable until payment in full of all Liabilities to Bank.

                  6.9 To the extent possible, each provision of this Assignment shall be interpreted in a manner as to be valid, legal and enforceable. Any determination that any provision of the within Assignment or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provision of the within Assignment.

                  6.10 Each party hereto intends that this Assignment shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

                  6.11 Further Assurances. Borrower hereby agrees with Bank that any and all subsequently executed Leases will, ipso facto, become subject to the provisions hereof without the necessity of any further action on the part of Borrower or Bank, but Borrower will promptly, upon request by Bank, execute and deliver to Bank such further assignments thereof as Bank may request.

         IN WITNESS WHEREOF, Borrower and the Bank have executed this instrument the date first above written.

WITNESS:                                       BORROWER:

                                               PRESSTEK, INC.


/s/ Diane L. Bourque                           By: /s/ Robert W. Hallman
-----------------------------                      -----------------------------
                                                   Name: Robert W. Hallman
                                                   Title: President and Chief
                                                          Executive Officer



                                               BANK:

                                               CITIZENS BANK NEW HAMPSHIRE


/s/ Vasiliki Canotas                           By: /s/ John Mercier
-----------------------------                      -----------------------------
                                                  John Mercier, Vice President


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

           On this the 30th day of October, 2000, before me, the undersigned officer, personally appeared Richard A. Williams, who acknowledged himself to be the President and Chief Executive Officer of Presstek, Inc., a Delaware corporation, and acknowledged that he, as such officer, being authorized so to do, executed the foregoing instrument on behalf of such corporation for the purposes contained therein.

                                              /s/ Jennifer McKay Tardif
                                              ----------------------------
                                              Justice of the Peace/Notary Public
                                              My Commission Expires: 10/27/03

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         On this the 31st day of October, 2000, before me, the undersigned officer, personally appeared John Mercier, who acknowledged himself to be a Vice President of Citizens Bank New Hampshire, a New Hampshire banking corporation, and acknowledged that he, as such officer, being authorized so to do, executed the foregoing instrument on behalf of said banking corporation for the purposes therein contained.

                                           /s/ Vasiliki Canotas
                                           ----------------------------
                                           Justice of the Peace/Notary Public
                                           My Commission Expires:

                                           VASILIKI M. CANOTAS, Notary Public
                                           My Commission Expires August 12, 2003

                                   SCHEDULE A
                                   ----------

                                LEGAL DESCRIPTION

         TRACT I: [Fee in Lot 8-1] A certain tract or parcel of land, with the buildings and improvements located thereon, situate in Hudson, Hillsborough County, New Hampshire, shown as LOT 8-1 on Plan entitled "Tax Map 13, Lot 8, Subdivision of Plan of Land of Digital Equipment Corporation, Executive Drive and Lowell Road prepared for Presstek/Industrial Plant" by TFMoran, Inc. and recorded as Plan 28159 (3 sheets); said Lot 8-1 being more particularly described as follows:

         Commencing at a point on the easterly side of Executive Drive on the southerly side of Lot 8-1; thence

         1. North 08(Degrees)22'38" East a distance of 150.00 feet to a point;

         2. North 81(Degrees)37'22" West a distance of 50.00 feet along the end of Executive Drive to a point; thence

         3. South 79(Degrees)44'22" West a distance of 535.00 feet to a point and continuing on said course 305 feet, more or less, to the bank of Merrimack River; thence

         4. In a generally northerly direction along the bank of the Merrimack River a distance of 755 feet, more or less, to a point (the tie course being North 12(Degrees)33'54" East a distance of 746.84 feet);

         5. South 89(Degrees)57'11"East a distance of 173 fee, more or less, to a point; thence

         6. North 35(Degrees)18'16" East a distance of 54.29 feet to a point; thence

         7. North 57(Degrees)24'50" East a distance of 323.05 feet to a point; thence

         8. South 69(Degrees)26'29" East a distance of 571.05 feet to a point; thence

         9. South 75(Degrees)00'26" East a distance of 264.82 feet to a point; thence

         10. South 08(Degrees)22'38" West a distance of 760.76 feet to a point; thence

         11. North 81(Degrees)37'22" West a distance of 470.00 to Executive Drive at the point of beginning.

         Shown to contain 22.944 acres, more or less.

         EXCEPTING that portion of said Lot 8-1 shown as "Existing Cul-De-Sac Easement B" which was conveyed by Warranty Deed of Presstek, Inc. to the Town of Hudson which Deed was delivered to the Town of Hudson but has not been recorded, said property being more particularly described as follows:

         A certain tract or parcel of land situate in Hudson, Hillsborough County, New Hampshire, shown as cul-de-sac easement "B" on a plan entitled "Southeastern Container, Inc. - Addition No. 2, Subdivision/Consolidation Plan" prepared by Allan H. Swanson, Inc. and recorded in the Hillsborough County Registry of Deeds as Plan 26916 (Sheet 2 of 7 Sheets) being that portion of the cul-de-sac at the end of Executive Drive, which cul-de-sac has a 70 foot radius and which portion lies on the easterly side of Executive Drive.

         The said cul-de-sac easement "B" is also shown on a plan entitled "Subdivision Plan of Land of Digital Equipment Corporation, Executive Drive and Lowell Road, Hudson, NH prepared for Presstek/Industrial Plant" by T.F. Moran, Inc. as Plan No.28159, and is a part of the property conveyed by Quitclaim Deed of Digital Equipment Corporation to Presstek, Inc. dated August 22, 1996, recorded at Book 5747, Page 1811.

         TRACT II: [Sewer easement appurtenant to Tract I] Certain rights and easements appurtenant to Tract I above, in a Perpetual Easement Area 15 feet wide, and the Construction Easement Area, both within Lot 8 on recorded Plan 28159, and running from the north side of Tract I above to the sewer line shown on recorded Plan 28159, all as conveyed by the Quitclaim Deed of Digital Equipment Corporation to Presstek, Inc. dated August 22, 1996 recorded at Book 5747, Page 1811 (contained within pages 2 through 5 of 14 pages of said deed).

         Property Address:  55 Executive Drive, Hudson, NH
         Tax Map/Lot #:  Map 13, Lot 8-1

         SUBJECT TO THE FOLLOWING:

         1. Facts, matters and details referenced or depicted on the Plan entitled "Tax Map 13, Lot 8-1, As-Built Plan, Executive Drive, Hudson, NH prepared for Presstek/Industrial Plan" dated May 29, 1997, last revised 8-19-97 and/or the Surveyor's Report of Hans-Georg Mertsch, L.L.S., P.L.S. dated 1/29/98, last revised 2/6/98.*

         2. Easement from the Province of St. Mary of the Capuchin Order to the Public Service Company of New Hampshire for a 150 foot strip (includes 100 foot strip) dated in 1969 and recorded at Book 2054, Page 115; and an Easement from Laurette M. Jacques to Public Service Company of New Hampshire for a 100 foot strip dated February 28, 1950, recorded at Book 1249, Page 462.*

         3. Rights of the State of New Hampshire and/or the public, as well as the rights of riparian owners up and down the Merrimack River, in and to the bed and waters, and the land lying below the high water mark, of the Merrimack River.*

         4. Conservation and Pedestrian Easement from Presstek, Inc. to the Town of Hudson dated August 29, 1996, recorded at Book 5747, Page 1825.*

         5. Tract II in the Continuation of Schedule A (the sewer line easement) is subject to the terms of the Deed from Digital Equipment Corporation to Presstek, Inc. dated August 22, 1996, recorded at Book 5747, Page 1811.*

         6. Easement of Presstek, Inc. to Public Service Company of New Hampshire and New England Telephone and Telegraph Company, recorded 5/5/97 at Book 5809, Page 1819; see Plan 28553.*

         7.    Facts, matters and details on any one or more of the following:

               (a) recorded Site Layout Plan #28214, recorded 10/3/96, and the #28802, and the Amended Site Layout Plan, Executive Drive, Hudson, NH prepared for Presstek/Industrial Plan recorded as Plan 28802, shows Phases 1, 2 and 3 on the Presstek lot, dated 7/26/96*;

               (b) recorded Site Layout Plan #30055 for 2,712 sq ft addition for bulk chemical storage*.

               (c)  recorded Site Layout Plan #30056 for Phase II*;

               (d)  recorded Subdivision Plan #28159*.

         8. Development Agreement with the Town between Presstek, Inc. and the Town of Hudson recorded at Book 5757, Page 907 regarding Lot 8-1. Provided, however, the Company, affirmatively insures the Insured, that: Phase I has been built and that the CAP fee referenced in paragraph I 4 has been paid.

         9. Site Development Agreement with the Town of Hudson for Lot 13-8-1 recorded September 16, 1999 at Book 6158, Page 9 regarding 2,712 sq ft addition for bulk chemical storage.

         10. Development Agreement with the Town of Hudson for Lot 1-8-1 recorded September 16, 1999, at Book 6158, Page 13 for Phase II (aka Phase 2.).

         11. UCC Presstek, Inc. to Citizens Bank New Hampshire, recorded 12/24/96 at Book 5778, Page 840; all property; all assets.

         12. Mortgage and Security Agreement of Presstek, Inc. to Citizens Bank New Hampshire dated February 6, 1998, recorded February 6, 1998 at Book 5900, Page 160.

         13. Assignment of Leases from Presstek, Inc. to Citizens Bank New Hampshire dated February 6, 1998, recorded at Book 5900, Page 184.